UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 1, 2016 (February 26, 2016)

____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 338-9119
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On January 27, 2016, the Board of Directors (the “Board”) of National Instruments Corporation (“NI”) approved an increase in the size of the Board by one director, from seven to eight directors.  On February 26, 2016, the Board appointed Gerhard P. Fettweis Ph.D. to the Board, effective March 1, 2016.  Dr. Fettweis will serve as a Class III director, with a term expiring at NI’s 2018 annual meeting of stockholders. Dr. Fettweis was appointed to serve on the Compensation Committee (the “Committee”) of the Board.  There are no arrangements or understandings related to Dr. Fettweis pursuant to which he was selected as a director, he has no family relationship with any of NI’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Dr. Fettweis will receive standard compensation and equity awards available to non-employee directors of NI.

Amendment to Annual Performance Bonus Program

NI maintains a cash performance bonus program (the “Annual Performance Bonus Program”) under which substantially all regular full-time and part-time employees, including executives, participate. To receive a payment under the Annual Performance Bonus Program, NI must achieve pre-determined goals for revenue growth and profitability. The amount of the payments is based on a bonus payment percentage multiplied by the eligible earnings of each participant. Eligible earnings include base salary, overtime pay and commissions but exclude bonuses, equity awards, relocation payments and previous cash performance bonus payments. On February 26, 2016, the Committee approved amendments to the targets and bonus payment percentage applicable to executives under the Annual Performance Bonus Program. The bonus payment percentage for executives is determined by multiplying a set percentage by two variables: NI’s actual organic revenue growth divided by the targeted level of revenue growth; and NI’s actual operating profit as a percentage of revenue (limited by a cap) divided by the target operating profit. The amendment changed the multiplier percentage from 40% to 25%, the targeted level of revenue growth from 40% to 20%, and the actual operating profit cap from 18% to 20%. Expressed as a formula, the amended bonus percentage calculation for executives is as follows:

Calendar Year Organic Revenue Growth	X	Calendar Year Operating Profit (not to exceed 20% for payout purposes)	X	25% = Bonus Percentage
20%		18%

Amendment to Annual Incentive Cash Bonus Program

On February 26, 2016, the Committee also approved an amendment to Section 2.5 of the Company’s Annual Incentive Program (“AIP”) to increase the target percentage for Senior Vice Presidents from up to 30% to up to 40% of the participant’s Base Salary (as defined in the AIP).

Vesting Acceleration Agreements

On February 26, 2016, NI entered into an RSU Vesting Acceleration Agreement (each, an “Acceleration Agreement”) with each of Scott Rust, NI’s Senior Vice President, Global Research and Development, and Eric Starkloff, NI’s Executive Vice President, Global Sales and Marketing. Under each Acceleration Agreement, in the event the officer is terminated without Cause or resigns for Good Reason (each as defined in the Acceleration Agreement), subject to him timely executing and not revoking a general release of claims in favor of NI and meeting other requirements in the Acceleration Agreement, all of the officer’s then outstanding and unvested restricted stock units granted under an NI equity plan shall immediately vest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ DAVID G. HUGLEY
David G. Hugley Vice President & General Counsel; Secretary

Date:  March 1, 2016